                                                                   Exhibit 32.02

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aradyme Corporation (the "Company")
on Form 10-QSB for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott A. Mayfield,
Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1)      the Report fully complies with the requirements of Section
                  13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott A. Mayfield
Scott A. Mayfield
Chief Financial Officer
August 21, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.